   As filed with the Securities and Exchange Commission on February 17, 2000
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              SKILLSOFT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                           02-0496115
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

20 Industrial Park Drive, Nashua, New Hampshire                  03062
   (Address of Principal Executive Offices)                    (Zip Code)


                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                CHARLES E. MORAN
                      President and Chief Executive Officer
                              Skillsoft Corporation
                            20 Industrial Park Drive
                          Nashua, New Hampshire, 03062
                     (Name and Address of Agent for Service)

                                 (603) 324-3000
          (Telephone Number, Including Area Code, of Agent for Service)


                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
           Title of                                 Proposed Maximum     Proposed Maximum
          Securities                  Amount            Offering            Aggregate            Amount of
            to be                      to be             Price              Offering           Registration
          Registered                 Registered        Per Share              Price                Fee
------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value     1,621,247 shares       $14.47(1)         $23,459,444(1)          $6,194
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 16, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Stock Incentive Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

              The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

              (1)    The Registrant's latest annual report filed pursuant to
       Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

              (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on January 10, 2000, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       Item 4. DESCRIPTION OF SECURITIES

               Not applicable.

       Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

       Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

              In addition, the Registrant has purchased a directors and officers liability insurance policy.

       Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

       Item 8. EXHIBITS

               The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

       Item 9. UNDERTAKINGS

            1. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashua, New Hampshire on February 17, 2000.



                                       SKILLSOFT CORPORATION



                                       By: /s/ Charles E. Moran
                                           -------------------------------------
                                           Charles E. Moran
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY

       We, the undersigned officers and directors of Entrust Technologies Inc. hereby severally constitute Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable SkillSoft Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title                             Date
      ---------                    -----                             ----

/s/ Charles E. Moran         Chairman of the Board,            February 17, 2000
--------------------------   President and Chief Executive
Charles E. Moran             Officer (Principal Executive
                             Officer)


/s/ Thomas J. McDonald       Chief Financial Officer,          February 17, 2000
--------------------------   Vice President, Operations,
Thomas J. McDonald           Treasurer and Secretary
                             (Principal Financial and
                             Accounting Officer)

/s/ James Adkisson           Director                          February 17, 2000
--------------------------
James Adkisson


/s/ C. Samantha Chen         Director                          February 17, 2000
--------------------------
C. Samantha Chen


/s/ William T. Coleman       Director                          February 17, 2000
--------------------------
William T. Coleman


/s/ Stewart K.P. Gross       Director                          February 17, 2000
--------------------------
Stewart K.P. Gross

                                  EXHIBIT INDEX


 Exhibit
 Number                             Description
 ------                             -----------

    4 Specimen Certificate of Common Stock, $.001 par value per share, of the Registrant is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-86815)

    5       Opinion of Hale and Dorr LLP

   23.1     Consent of Hale and Dorr LLP (included in Exhibit 5)

   23.2     Consent of Arthur Andersen LLP

   24 Power of Attorney (included in the signature page of this Registration Statement)